AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND

EXPENSE LIMITATION AND RECOUPMENT AGREEMENT

THIS AGREEMENT, made as of October 9, 2010 by and among AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND, a Massachusetts business trust registered under the Investment Company Act of 1940 (the “Fund”), AQUILA INVESTMENT MANAGEMENT LLC, a Delaware limited liability company (the “Manager”), 380 Madison Avenue, Suite 2300, New York, New York 10017 and THREE PEAKS CAPITAL MANAGEMENT, LLC (the “Sub-Adviser”), a Colorado limited liability company, 3750 Dacoro Lane, Suite 100, Castle Rock, CO  80109.

THIS AGREEMENT REPLACES AND SUPERSEDES THAT AGREEMENT OF EVEN DATE AMONG THE PARTIES HERETO WHICH PROVIDES IN ITS PARAGRAPH 8(a) FOR A DURATION THROUGH APRIL 30, 2011.

W I T N E S S E T H :

WHEREAS, the Manager has entered into an Advisory and Administration Agreement as of October 9, 2010 with the Fund (the “Advisory and Administration Agreement”), pursuant to which the Manager shall act as investment adviser with respect to the Fund; and

WHEREAS, the Manager and the Sub-Adviser have entered into a Sub-Advisory Agreement as of October 9, 2010, pursuant to which the Sub-Adviser shall act as investment sub-adviser with respect to the Fund; and

WHEREAS, the Manager has entered into a letter agreement dated April 13, 2010 with the Fund under which the Manager has contractually undertaken to waive management fees and/or reimburse Fund expenses to the extent necessary to limit total operating expenses such that the total expenses of Class A shares shall not exceed 1.50% (with waivers of comparable levels for each of the other share classes) through the period ending April 30, 2011.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Prior Oral and Written Agreements.  The Manager and the Fund agree that all prior oral and written agreements between the Manager and the Fund as sole parties thereto concerning the waiver of fees and/or the reimbursement of Fund expenses by the Manager including, but not limited to, the above mentioned letter agreement dated April 13, 2010, shall be superseded by this Agreement.

2.           Waiver of Fees by the Manager.  The Manager hereby agrees to waive its fee specified in the Advisory and Administration Agreement, for the period beginning January 1, 2010 and ending on October 15, 2011, to the extent necessary so that all of the expenses and costs of the Fund attributed to the Fund or to a particular class of the Fund and not specifically borne by the Manager or the Fund’s principal underwriter, including, but not limited to, investment advisory fees, administration fees, distribution and shareholder service fees, custodian fees, fund accounting agent fees, transfer and shareholder servicing agent fees, trustees’ fees, chief compliance officer fees, fees for necessary professional services, and costs associated with regulatory compliance and maintaining legal existence and shareholder relations, but excluding the following: (a) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities (but not commitment fees on credit facilities), prime broker fees and expenses, interest expense, dividend expenses related to short sales if any, and “Acquired Fund Fees and Expenses” (as defined in Form N-1A)); (b) taxes; and (c) extraordinary expenses (“Annual Fund Operating Expenses”) during the fiscal year do not exceed the following expense caps: 1.50% of the average daily net assets of the Class A Shares; 2.25% of the average daily net assets of the Class C Shares; 1.18% of the average daily net assets of the Class I Shares; and 1.25% of the average daily net assets of the Class Y Shares (each an “Expense Cap”).  For any fee waiving period which is less than a full fiscal year, the Expense Caps shall be pro-rated and applied to the Annual Fund Operating Expenses for the period.  The exclusion of “portfolio transaction and other investment-related costs” as defined in this Section from the fee waiver contemplated by this Agreement shall not be altered or affected in any way by the consideration or adoption of the recommendations set forth in “Accounting for Financial Instruments and Revisions to the Accounting for Derivative Instruments and Hedging Activities” proposed by the Financial Accounting Standards Board.  The Expense Caps may be amended for future periods by amendment to this paragraph 2, upon agreement and execution by all parties to this Agreement of the Amendment Form provided in Appendix A.

3.           Payment or Reimbursement of Fund Expenses by the Manager.  To the extent that the total Annual Fund Operating Expenses of a Class (net of any waived fees, as described in paragraph 2 above) exceeds its respective Expense Cap in a given fiscal year, the Manager hereby agrees, for the period January 1, 2010 through October 15, 2011, or any future amendments thereto as detailed in paragraph 2 above, to pay or reimburse the Fund expenses such that the Annual Fund Operating Expenses of such Class for the fiscal year do not exceed the respective Expense Cap (“Reimbursed Expenses”).

4.           Waiver of Fees by the Sub-Adviser.  The Sub-Adviser hereby agrees to waive its sub-advisory fee specified in the Sub-Advisory Agreement, from the date of this Agreement through October 15, 2011, in the same proportion as the Manager is required to waive its fee, pursuant to paragraph 2 above and any future amendments thereto as detailed in paragraph 2 above, from the date of this Agreement through October 15, 2011 and for any subsequent periods in which the parties have agreed to waive fees in accordance with any amendment to paragraph 2.  The Sub-Adviser shall not be required to waive, pay or reimburse any other Annual Fund Operating Expenses.

5.           Manager Recoupment of Reimbursed Expenses and Waived Fees.  If Annual Fund Operating Expenses of any Class in a fiscal year are less than the respective Expense Cap for that fiscal year, as well as below the Expense Cap which was in place at the time of such Reimbursed Expenses or waived fees, the Fund shall pay to the Manager the difference between the Annual Fund Operating Expenses of the Class and the respective Expense Cap,

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(a) up to, but no more than, the amount, if any, by which Reimbursed Expenses over the preceding, rolling three year period have not been paid by the Fund to the Manager; and then

(b) up to, but no more than, the amount, if any, of the Manager’s waived and unpaid fees over the preceding, rolling three year period; provided, however, that any fees waived or expenses reimbursed by the Manager prior to the effective date of this Agreement are not eligible for recoupment under this Agreement.  Any payments by the Fund under this Agreement shall be in addition to all amounts otherwise payable to the Manager for services under the Advisory and Administration Agreement with the Fund.

6.           Sub-Adviser Recoupment of Waived Fees.  Whenever the Fund pays the Manager pursuant to paragraph 5(b) above, the Manager shall promptly pay the Sub-Adviser according to the following formula:

N = Amount paid by the Fund to the Manager pursuant to paragraph 5(b).

A = The total amount of waived and unpaid management fees owed by the Fund to the Manager pursuant to the Advisory and Administration Agreement for the preceding three years.

B = The total amount of waived and unpaid sub-advisory fees owed by the Manager to the Sub-Adviser pursuant to the Sub-Advisory Agreement for the preceding three years.

The amount to be paid by the Manager to the Sub-Adviser pursuant to this paragraph 6 shall be calculated by dividing B by A and multiplying the resulting percentage times N, (i.e., B / A x N).

Any payments by the Manager under this Agreement shall be in addition to all amounts otherwise payable to the Sub-Adviser for services under the Sub-Advisory Agreement between the Manager and the Sub-Adviser.

7.           Additional Fee Waivers.  The Manager and the Sub-Adviser may agree from time to time to undertake additional fee waivers in addition to those set forth herein (“Voluntary Waivers”).  The Manager and the Sub-Adviser acknowledge that such Voluntary Waivers will not be subject to the recoupment described in paragraphs 5 and 6 above.

8.           Duration and Termination.

(a)  This Agreement shall become effective on the date hereof and shall, unless sooner terminated as hereinafter provided, continue in effect until October 15, 2011, and may be renewed, as amended in accordance with this Agreement, and any amendments thereto, thereafter.

(b)  This Agreement may be terminated by the Manager or the Sub-Adviser as of October 15, 2011 or, if renewed or amended, as of the end of the new period thereafter without penalty upon giving the Fund sixty days’ written notice (which notice may be waived).  This Agreement may be terminated by the Fund at any time without penalty upon giving the Manager and the Sub-Adviser sixty days’ written notice (which notice may be waived), provided that such

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termination by the Fund shall be directed or approved by a vote of a majority of its Trustees in office at the time.  Notwithstanding the termination of this Agreement, the Fund’s obligation to pay under paragraph 5 and the Manager’s obligation to pay under paragraph 6 shall remain in effect.

(c)  This Agreement shall terminate in the event the Advisory and Administration Agreement between the Fund and the Manager terminates and will terminate with respect to the Sub-Adviser in the event the Sub-Advisory Agreement between the Manager and the Sub-Adviser terminates.  Notwithstanding the termination of this Agreement, the Fund’s obligation to pay under paragraph 5 and the Manager’s obligation to pay under paragraph 6 shall remain in effect.

9.           Separability.  If at any time any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect, the legality, validity, and enforceability of the remaining provisions will remain in full force and effect.

10.           Limitation of Liability. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations of or arising out of this instrument are not binding on any of the trustees, officers or shareholders individually, but are binding only upon the assets or property of the Fund and the applicable Class in accordance with the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND

By:           /s/ Joseph P. DiMaggio___________                                                                       Attest:         /s/ Charles E. Childs III____

Name:      Joseph P. DiMaggio_____________                                                                         Name:         Charles E. Childs III

Title:        CFO & Treasurer_______________                                                                             Title:         Executive Vice President___

AQUILA INVESTMENT MANAGEMENT LLC

By:           /s/ Diana P. Herrmann___________                                                                           Attest:           /s/ Anita Albano__________

Name:      Diana P. Herrmann______________                                                                           Name:           Anita Albano_____________

Title:        President & CEO________________                                                                           Title:           Treasurer________________

THREE PEAKS CAPITAL MANAGEMENT, LLC

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By:           /s/ Sandy R. Rufenacht___________                                                                         Attest:           /s/ Ashley Shockley________

Name:      Sandy R. Rufenacht_____________                                                                           Name:           Ashley Shockley__________

Title:        CEO_________________________                                                                            Title:           Client Service Rep________

Appendix A

AMENDMENT FORM

TO

EXPENSE LIMITATION AND RECOUPMENT AGREEMENT

    This document hereby amends Paragraph 2 of the EXPENSE LIMITATION AND RECOUPMENT AGREEMENT, made as of October 9, 2010 by and among AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND, a Massachusetts business trust registered under the Investment Company Act of 1940 (the “Fund”), AQUILA INVESTMENT MANAGEMENT LLC, a Delaware limited liability company (the “Manager”), 380 Madison Avenue, Suite 2300, New York, New York 10017 and THREE PEAKS CAPITAL MANAGEMENT, LLC (the “Sub-Adviser”), a Colorado limited liability company, 3750 Dacoro Lane, Suite 100, Castle Rock, CO  80109.

The Manager hereby agrees to waive its fee specified in the Advisory and Administration Agreement, for the period April 30, 2015 through April 30, 2016, to the extent necessary so that all of the expenses and costs of the Fund attributed to the Fund or to a particular class of the Fund and not specifically borne by the Manager or the Fund’s principal underwriter, including, but not limited to, investment advisory fees, administration fees, distribution and shareholder service fees, custodian fees, fund accounting agent fees, transfer and shareholder servicing agent fees, trustees’ fees, chief compliance officer fees, fees for necessary professional services, and costs associated with regulatory compliance and maintaining legal existence and shareholder relations, but excluding the following: (a) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities (but not commitment fees on credit facilities), prime broker fees and expenses, interest expense, dividend expenses related to short sales if any, and “Acquired Fund Fees and Expenses” (as defined in Form N-1A)); (b) taxes; and (c) extraordinary expenses (“Annual Fund Operating Expenses”) during the fiscal year do not exceed the following expense caps: 1.55% of the average daily net assets of the Class A Shares; 2.25% of the average daily net assets of the Class C Shares; 1.46% of the average daily net assets of the Class I Shares; and 1.25% of the average daily net assets of the Class Y Shares (each an “Expense Cap”).  For any period which is less than a full fiscal year, the Expense Caps shall be pro-rated and applied to the Annual Fund Operating Expenses for the period.

The Sub-Adviser hereby agrees to waive its sub-advisory fee specified in the Sub-Advisory Agreement, for the abovementioned period, in the same proportion as the Manager is required to waive its fee, pursuant to the paragraph above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of February 19, 2015.

AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND

By:           /s/ Charles E. Childs III___________                                                                       Attest:         /s/ Yolonda Reynolds______

Name:      Charles E. Childs III_____________                                                                         Name:         Yolonda Reynolds        _

Title:        Executive Vice President_________                                                                             Title:         Assistant Treasurer_______

AQUILA INVESTMENT MANAGEMENT LLC

By:           /s/ Diana P. Herrmann___________                                                                           Attest:           /s/ Anita Albano__________

Name:      Diana P. Herrmann______________                                                                           Name:           Anita Albano_____________

Title:        President & CEO________________                                                                           Title:           Treasurer________________

THREE PEAKS CAPITAL MANAGEMENT, LLC

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By:           /s/ Sandy R. Rufenacht___________                                                                         Attest:           /s/ Ashley Shockley________

Name:      Sandy R. Rufenacht_____________                                                                           Name:           Ashley Shockley__________

Title:        CEO_________________________                                                                            Title:           Client Service Rep________